To the shareholders of:

Cohen & Steers Advantage Income Realty Fund, Inc. (RLF),

Cohen & Steers Premium Income Realty Fund, Inc. (RPF),

Cohen & Steers Quality Income Realty Fund, Inc. (RQI),

and Cohen & Steers Worldwide Realty Income Fund, Inc. (RWF)

The Funds urgently need your vote on important proposals that will affect your investment. The Funds had to delay the completion of a special joint stockholders’ meeting on October 22, 2009 because there were not enough votes cast to approve the proposals. The meeting will reconvene on November 24, 2009 at 10:00 a.m. at the offices of Cohen & Steers, 280 Park Avenue, New York, New York 10017.

PLEASE VOTE TODAY AT 866.615.7265
The Funds’ Board of Directors recommends that you vote “FOR” the proposals and strongly urges you to vote before November 24, 2009. Your proxy vote today can help us conclude this process and reduce solicitation costs.

YOUR VOTE IS VERY IMPORTANT!	Voting takes only a few minutes...

It is easy to vote! Simply choose one of the following methods:	By voting now you will help the Funds save on the cost of additional solicitation.
1. Speak to a live Proxy Specialist by calling 866.615.7265. We can answer any of your questions and record your vote. (Mon.–Fri. 9:30 am–10 pm, Sat. 10 am–6 pm ET)
2. Log on to www.proxyvote.com and enter your control number printed on the enclosed proxy card, and vote by following the on-screen prompts.
3. Call the phone number listed on the enclosed proxy card and enter the control number printed on the card and follow the touchtone prompts.
4. Mail in your signed proxy card in the envelope provided.

800.330.7348	cohenandsteers.com